SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 11, 2011

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2011, Las Vegas Sands Corp. (“LVSC”) and its wholly-owned subsidiary, Las Vegas Sands, LLC (together with LVSC, the “Company), entered into an employment agreement  (the “Employment Agreement”) with Robert G. Goldstein, pursuant to which Mr. Goldstein will serve as the Company’s Executive Vice President and President of Global Gaming Operations.  Mr. Goldstein has served as LVSC’s Executive Vice President and the President of the Company’s wholly-owned subsidiary, Venetian Casino Resort, LLC, since July 2009 and as LVSC’s Senior Vice President and President of Venetian Casino Resort, LLC since August 2004.  He had been the Senior Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since December 1995.

Effective January 1, 2011 (the “Effective Date” of the Employment Agreement), the prior employment agreement between the Company and Mr. Goldstein, dated as of July 10, 2009, was terminated.

Pursuant to the Employment Agreement, Mr. Goldstein will have such powers, duties and responsibilities as are generally associated with his office and will report directly to the Company’s Chief Operating Officer, subject to change at the Company’s sole discretion.  The Employment Agreement expires on December 31, 2012 (the “Initial Term”), and may only be extended upon the mutual written agreement of both the Company and Mr. Goldstein.

Under the Employment Agreement, Mr. Goldstein will receive an annual base salary of $1,500,000.  He also will be eligible to receive an annual bonus, with a target bonus of 100% of his base salary, subject to the achievement of performance criteria established by the Compensation Committee of  LVSC’s Board of Directors.  The actual amount of the bonus shall be determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Plan in effect at the time of such determination, after consultation with the Company’s Chief Executive Officer.

On January 11, 2011, Mr. Goldstein was granted 125,000 shares of restricted stock under LVSC’s 2004 Equity Award Plan (the “Restricted Stock Award”).  The shares of restricted stock shall vest in their entirety (and the restrictions on the restricted shares shall lapse) on December 21, 2012, subject to Mr. Goldstein’s continued employment on that date, except as otherwise provided below.

In addition, if Mr. Goldstein remains continuously employed with the Company through December 31, 2011, then upon termination of his employment with the Company at or following that date, Mr. Goldstein shall be entitled to receive accelerated vesting of all awards of stock options and restricted stock that were granted to him under his employment agreement, dated as of November 18, 2004 and terminated effective July 10, 2009 (the “2004 Employment Agreement”).

Mr. Goldstein will be entitled to receive perquisites and employee benefits generally made available to the Company’s other similarly situated senior executives.  Mr. Goldstein also will be entitled to travel first class on commercial airlines on all Company business trips.  Further, at the Company’s sole cost and expense, Mr. Goldstein’s wife may accompany him on at least two trips to Asia each year.  In addition, Mr. Goldstein will be entitled to receive other employee benefits generally made available to the Company’s employees.

In the event that Mr. Goldstein’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement), Mr. Goldstein will be entitled to receive:  (i) base salary through the date of termination of employment; (ii) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (iii) such other compensation and benefits as may be provided in applicable plans and programs of the

Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment is terminated by the Company without Cause (and other than due to death or Disability (as defined in the Employment Agreement)), Mr. Goldstein will be entitled to receive:  (i) continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the Initial Term); (ii) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (iii) such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein terminates his employment with the Company due to a Change in Control (as defined in the Employment Agreement), then he will be entitled to receive (i) all accrued and unpaid base salary and previously earned bonus(es) through the date of termination; (ii) a lump sum payment of two (2) times his base salary; (iii) accelerated vesting of all equity awards (including awards of stock options and shares of restricted stock outstanding as of the Effective Date and the award of restricted stock under the Employment Agreement) so that all such awards are fully vested as of the date of termination; and (iv) continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

In the event Mr. Goldstein’s employment with the Company is terminated due to his death or Disability, Mr. Goldstein or his estate, as the case may be, shall be entitled to receive:  (i) continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the Initial Term), less any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his Disability; (ii) accelerated vesting of all awards of stock options and restricted stock granted under the 2004 Employment Agreement  such that the portion of each such award that would have vested during the twelve (12) month period following the date of termination had Mr. Goldstein remained employed during such period shall be immediately vested as of the date of termination; (iii) in the event Mr. Goldstein’s employment terminates due to his death or Disability during the 2012 calendar year, accelerated vesting of a portion of the Restricted Stock Award such that the pro-rata portion of such award that would have vested through the date of the termination (calculated on a straight line basis based on the number of days in the 2012 calendar year prior to the date of termination) shall be immediately vested as of the date of termination; (iv) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (v) such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Mr. Goldstein’s Employment Agreement may not be amended, changed or modified except by a written document signed by each of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 12, 2011

LAS VEGAS SANDS CORP.

By:	/s/ Gayle M. Hyman
Name: Gayle M. Hyman
Title: Senior Vice President & General Counsel